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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                        CYPRESS SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 94-2885898
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

            3901 NORTH FIRST STREET, SAN JOSE, CALIFORNIA, 95134-1599
              (Address of principal executive offices and zip code)


        Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class                  Name of each exchange on which
           to be so registered                  each class is to be registered

4% CONVERTIBLE SUBORDINATED NOTES DUE 2005         NEW YORK STOCK EXCHANGE

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A. (d), check the following box. [ ]

  Securities Act registration statement file number to which this form relates:
                                 (if applicable)

                             333-67203 and 333-95011

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

    ________________________________________________________________________
                                (Title of class)



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ITEM 1: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The description of the debt securities to be registered is contained in the Prospectus Supplement dated January 19, 2000 and the Prospectus dated March 29, 1999, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on January 20, 2000, each of which form a part of the Registrant's Registration Statement on Form S-3 (No. 333-67203), and are incorporated into the Registrant's Registration Statement on Form S-3MEF (No. 333-95011) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS.

        4.1 Form of the Registrant's 4% Convertible Subordinated Note due 2005 (incorporated by reference to Exhibit 4.4 of the Registrant's Annual Report on Form 10-K for the year ending January 2, 2000).

        4.2 Indenture dated as of January 15, 2000 between the Registrant and State Street Bank and Trust Company of California, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated March 17, 2000, as supplemented by the First Supplemental Indenture dated as of January 15, 2000, (incorporated by reference to Exhibit
4.4 of the Registrant's Annual Report on Form 10-K for the year ending January 2, 2000), each relating to the Notes to be registered hereunder.





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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.





                                              CYPRESS SEMICONDUCTOR CORPORATION

                                              Date:  March 17, 2000

                                              By: /s/ Emmanuel Hernandez
                                                 -------------------------------
                                              Name:  Emmanuel Hernandez
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                                              Title: Chief Financial Officer
                                                    ----------------------------